PRICING SUPPLEMENT NO. 77 (REVISED)                             Rule 424(b)(3)
DATED: December 4, 1997                                      File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount: $30,000,000   Floating Rate Notes [_]  Book Entry Notes [x]

Original Issue Date: 12/12/97   Fixed Rate Notes [x]     Certificated Notes [_]

Maturity Date: 12/12/2017

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:


                                           Optional           Optional
                       Redemption          Repayment          Repayment
Redeemable On          Price(s)            Date(s)            Price(s)
-------------          -----------         ---------          -----------

*                      N/A                 N/A                N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  7.10%

Interest Payment Dates: **

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:

[_]         Commercial Paper Rate        Minimum Interest Rate:

[_]         Federal Funds Rate           Interest Reset Date(s):

[_]         Treasury Rate                Interest Reset Period:

[_]         LIBOR Reuters                Interest Payment Date(s):

[_]         LIBOR Telerate

[_]         Prime Rate

[_]         CMT Rate

Initial Interest Rate:                   Interest Payment Period:

Index Maturity:

Spread (plus or minus):
---------------------------------


* Commencing December 12, 1998 and on monthly dates thereafter, the Notes may be called, in whole but not in part, at the option of the Company on eight days' calendar notice.

**       Monthly on the 12th, commencing 1/12/98.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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